UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 2005



                              REHABCARE GROUP, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                      0-19294                  51-0265872
  (State or other              (Commission File         (I.R.S. Employer
  jurisdiction of                   Number)               Identification
 incorporation)                                               Number)



           7733 Forsyth Boulevard
                23rd Floor
          St. Louis, Missouri                                 63105
(Address of principal executive offices)                   (Zip Code)



       Registrant's telephone number, including area code: (314) 863-7422


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

     Effective September 1, 2005, Vincent L. Germanese, formally Senior Vice President, Chief Financial Officer and Secretary assumed the new role of Senior Vice President, Corporate Development. Mr. Germanese will continue to report to John H. Short, Ph.D., President and Chief Executive Officer, and will continue to be a member of the company's Executive Management Committee. This change in responsibility was initiated by a request of Mr. Germanese and will afford him the desired flexibility of schedule to address a personal health matter.

     The company has engaged a leading executive recruiting firm to lead the company's search for a new Senior Vice President and Chief Financial Officer. Until that search is completed, Mark A. Bogovich, Vice President and Chief Accounting Officer will assume the added responsibilities of Interim Chief Financial Officer. Mr. Bogovich is currently an executive officer of the company. Information that is required to be disclosed under the federal securities regulations due to Mr. Bogovich's status as an executive officer of the company is included in the company's proxy materials for the annual meeting of stockholders held on May 3, 2005 and annual report on Form 10-K for the year ended December 31, 2004.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2005

                                       REHABCARE GROUP, INC.



                            By:  /s/   Mark A. Bogovich
                               ----------------------------------------
                                Mark A. Bogovich
                                Vice President, Chief Accounting
                                Officer and Interim Chief
                                Financial Officer